FORM 10f-3	FUND:  PW Growth

Record of Securities Purchased Under the Fund's Rule
10f-3 Procedures

1.	Issuer:  Alaska Arilines.

2. Date of Purchase: 12/10/97
3. Date offering commenced:12/16/97

4.	Underwriters from whom purchased:  Merrill
Lynch

5.	"Affiliated Underwriter" managing or participating
in syndicate:  PaineWebber

6.	Aggregate principal amount of purchase:
$3,219,000

7.	Aggregate principal amount of offering:
$111,000,000

8.	Purchase price (net of fees and expenses):  $37

9.	Initial public offering price:  $37

10.	Commission, spread or profit:  	%	$0.95

11.	Have the following conditions been satisfied?
YES
NO
a. The securities are part of an issue registered under the Securities Act of 1933 that is being offered to the public.


X

b. The securities were purchased prior to the end of the first day on which any sales are made
(or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated.)





X



c. The securities were purchased at a price not more than the price paid by each other purchaser in the offering .


X

d. The underwriting was a firm commitment underwriting.

X

e. The commission, spread or profit was
reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.



X

f. e.	The issuer of the securities and its
predecessor have been in continuous
operation for not less than three years.


X

g. The amount of such securities purchased by all of the investment companies advised by Mitchell Hutchins (or the Fund's sub-Advisor, if applicable) did not exceed 25% of the principal amount of the offering.




X

h.	No Affiliated Underwriter was a direct or
indirect participant in or beneficiary of the sale.

X


Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above. In particular, "Affiliated Underwriter" is defined a PaineWebber Group
Inc. and any of its affiliates, including PaineWebber
Incorporated.  In the case of a Fund advised by a Sub-
Adviser, "Affiliated Underwriter" shall also include any brokerage affiliate of the Sub-Adviser.

Approved:Ellen Harris
	Date:12/17/9
7

FORM 10f-3	FUND:  PW
Growth

Record of Securities Purchased Under the Fund's Rule
10f-3 Procedures

1.	Issuer:  Young  & Rubican

2.	Date of Purchase:  5/12/98	       3.
Date offering commenced:  5/12/98

4.	Underwriters from whom purchased:  DLJ

5.	"Affiliated Underwriter" managing or participating
in syndicate:  PaineWebber

6.	Aggregate principal amount of purchase:
$475,000

7.	Aggregate principal amount of offering:
$400,000,000

8.	Purchase price (net of fees and expenses):  $25

9.	Initial public offering price:  $25

10.	Commission, spread or profit:  	%	$0.825

11.	Have the following conditions been satisfied?
YES
NO
a.	The securities are part of an issue registered under the
Securities Act of 1933 which is being offered to the public or are "municipal securities" as defined in Section 3(a)(29) of the Securities Exchange Act of 1934.



X



___
b.	The securities were purchased prior to the end of the first full business day of the offering at not more than the initial offering price (or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated.




X




___
c.	The underwriting was a firm commitment underwriting.
X
___
d.	The commission, spread or profit was reasonable and fair in
relation to that being received by others for underwriting similar securities during the same period.


X


___
e.	(1)  If securities are registered under the Securities Act of 1933, the issuer of the securities and its predecessor have been in continuous operation for not less than three years.


X


___
(2) If securities are municipal securities, the issue of securities has received an investment grade rating from a nationally recognized statistical rating organization or, if the issuer or entity supplying the revenues from which the issue is to be paid shall have been in continuous operation for less than three years (including any predecessor), the issue has received one of the three highest ratings from at least one such rating organization.







N/A







___
f.	The amount of such securities purchased by all of the
investment companies advised by Mitchell Hutchins did not exceed 4% of the principal amount of the offering or $500,000 in principal amount, whichever is greater, provided that in no event did such amount exceed 10% of the principal amount of the offering.





X





___
g.	The purchase price was less than 3% of the Fund's total assets.

X

___
h.	No Affiliated Underwriter was a direct or indirect participant in or beneficiary of the sale or, with respect to municipal securities, no purchases were designated as group sales or otherwise allocated to the account of any Affiliated Underwriter.



X



___

Approved: Ellen Harris 	Date: 6/9/98

FORM 10f-3
Registered domestic Securities
FUND:  PW Growth

1. Issuer:  Republic Services

2. Date of Purchase: 6/30/98

3. Date offering commenced:7/7/98

4.	Underwriters from whom purchased:  Merrill
Lynch

5.	"Affiliated Underwriter" managing or participating
in syndicate:  PaineWebber

6.	Aggregate principal amount of purchase:
$2,354,400

7.	Aggregate principal amount of offering:
$1,320,000

8.	Purchase price (net of fees and expenses):  $24

9.	Initial public offering price:  $24

10.	Commission, spread or profit:  	%	$.73

11.	Have the following conditions been satisfied?
YES
NO
a. The securities are part of an issue registered under the Securities Act of 1933 that is being offered to the public.


X

b. The securities were purchased prior to the end of the first day on which any sales are made (or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated.)





X



c. The securities were purchased at a price not more than the price paid by each other purchaser in the offering .


X

d. The underwriting was a firm commitment underwriting.

X

e. The commission, spread or profit was
reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.



X

f. e.	The issuer of the securities and its
predecessor have been in continuous operation for not less than three years.


X

g. The amount of such securities purchased by all of the investment companies advised by Mitchell
Hutchins (or the Fund's sub-Advisor, if
applicable) did not exceed 25% of the principal amount of the offering.




X

h.	No Affiliated Underwriter was a direct or
indirect participant in or beneficiary of the sale.

X


Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above. In particular, "Affiliated Underwriter" is defined a PaineWebber Group
Inc. and any of its affiliates, including PaineWebber
Incorporated.  In the case of a Fund advised by a Sub-
Adviser, "Affiliated Underwriter" shall also include any brokerage affiliate of the Sub-Adviser.

Approved:Ellen Harris
	Date:7/17/98


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For period ending August 31, 1998

File number 811-4180



ANNUAL SUPPLEMENT
Page 53 is to be filed only once each year at the end of Registrant's fiscal year.

105.	Fidelity bond(s) in effect at the end of the period:

	A.	?	Insurer Name:  ICI Mutual Insurance
Co.

	B.	?	Second Insurer:

	C.	?	Aggregate face amount of coverage
for Registrant on all bonds on which
			it is named as an insured ($000's
omitted)	$50,000

106.	A.	?	Is the bond part of a joint fidelity
bond(s) shared with other investment companies
			or other entities?	Y


	B.	?	If the answer to 106A is "Y" (Yes),
how many other investment companies or other
			entities are covered by the bond?	68
			NOTE:  Count each series as a
separate investment company.

107.	A.	?	Does the mandatory coverage of the
fidelity bond have a deductible?	N


	B.	?	If the answer to 107A is "Y" (Yes),
what is the amount of the deductible?	$______

108.	A.	?	Were any claims with respect to this
Registrant filed under the bond during
			the period?	N


	B.	?	If the answer to 108A is "Y" (Yes),
what was the total amount of such claim(s)?	$______

109.	A.	?	Were any losses incurred with
respect to this Registrant that could have been filed
			as a claim under the fidelity bond
but were not?	N


	B.	?	If the answer to sub-item 109A is "Y"
(Yes), what was the total amount of such
			losses?  ($000's omitted)	$______

110.	A.	?	Are Registrant's officers and
directors covered as officers and directors of
			Registrant under any errors and
omissions insurance policy owned by the Registrant
			or anyone else?	Y

	B.	?	Were any claims filed under such
policy during the period with respect to
			Registrant?	N
				Y/N